AbbVie Inc.
Guidance Including the Impact of Acquired IPR&D and Milestones Expense
(Unaudited)

(in millions, except per share data)	Quarter Ended September 30, 2022			Full-Year Ended December 31, 2022
	Acquired IPR&D and Milestones Expense	Adjusted Diluted EPS Range		Acquired IPR&D and Milestones Expense	Adjusted Diluted EPS Range
		Low	High		Low	High
Previously announced guidance excluding Q3 2022 acquired IPR&D and milestones expense	$—	$3.55	$3.59	$414	$13.78	$13.98
Q3 2022 acquired IPR&D and milestones expense	40	(0.02)	(0.02)	40	(0.02)	(0.02)
Guidance including Q3 2022 acquired IPR&D and milestones expense[a]	$40	$3.53	$3.57	$454	$13.76	$13.96

a    The Company's 2022 adjusted diluted EPS guidance excludes any impact from acquired IPR&D and milestones expense that may be incurred beyond the third quarter of 2022, as both cannot be reliably forecasted.

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